EXHIBIT 20

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
August 2004

Original Inputs

Total Pool Balance	$2,280,059,731.09

Class A-1 Notes Balance	$553,000,000.00
Class A-1 Notes Rate	One Month LIBOR+.06%

Class A-2 Notes Balance	$475,000,000.00
Class A-2 Notes Rate	1.400%

Class A-3 Notes Balance	$640,000,000.00
Class A-3 Notes Rate	2.000%

Class A-4 Notes Balance	$303,000,000.00
Class A-4 Notes Rate	2.640%

Class B Certificates Balance	$60,973,326.13
Class B Certificates Rate	2.840%

Reserve Account Deposit	$30,479,599.89

Part I. Collections

Receipts During the Period	$70,194,601.91
Principal on Repurchased Contracts	1,003,109.86
Schedule and Simple Payments Advanced	687,473.36

Total Collections For the Period	$71,885,185.13

Beginning Pool Aggregate Principal Balance	$1,842,206,305.02
Ending Pool Aggregate Principal Balance	$1,771,236,994.34

Schedule Principal Collection	$63,836,735.03

Beginning Aggregate Discounted Principal Balance	$1,658,880,989.09
Ending Aggregate Discounted Principal Balance	$1,597,603,231.66

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$71,885,185.13
Plus: Reserve Account Draw	919,166.37
Plus: Net Amount Due From Swap Counterparty	68,439.88
Less: Total Servicing Fee	3,070,343.84
Less: Net Amount Due to Swap Counterparty
Less: Monthly Interest Due to Noteholders & Certificateholders	2,680,608.70
Less: Principal Due to Noteholders	61,277,757.43
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	—

Equals Reserve Fund Excess to be released to CARI	$5,844,081.41

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
August 2004

		Per $1000 of
		Original Principal

Class A-1 Notes Distributable Amount
Monthly Interest	$248,871.82	0.450039
Monthly Principal	61,277,757.43	110.809688

Distributable Amount	$61,526,629.25

Class A-2 Notes Distributable Amount
Monthly Interest	$554,166.67	1.166667
Monthly Principal	—	—

Distributable Amount	$554,166.67

Class A-3 Notes Distributable Amount
Monthly Interest	$1,066,666.67	1.666667
Monthly Principal	—	—

Distributable Amount	$1,066,666.67

Class A-4 Notes Distributable Amount
Monthly Interest	$666,600.00	2.200000
Monthly Principal	—	—

Distributable Amount	$666,600.00

Class B Certificates Distributable Amount
Monthly Interest	$144,303.54	2.366667
Monthly Principal	—	—

Distributable Amount	$144,303.54

Total Servicing Fee	$3,070,343.84	1.346607

Part III. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$2,772,237.06
Less: Payments Applied	759,314.54
Current Period Payments Ahead Received	824,073.94

Ending Payment Ahead Balance	$2,836,996.46

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,553,854.36
Beginning Outstanding Unreimbursed Simple Interest Advances	$0.00
Scheduled Principal and Interest Advances	687,473.36
Simple Interest Advances	—
Reimbursement of Previous Scheduled Principal and Interest Advances	1,066,313.17
Reimbursement of Previous Simple Interest Advances	—

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$2,175,014.55
Ending Outstanding Unreimbursed Simple Interest Advances	$0.00

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
August 2004

Part IV. Balances & Principal Factors

	Beginning of Period	End of Period

Total Pool Balance	$1,842,206,305.02	$1,771,236,994.34
Total Pool Factor	0.8079641	0.7768380
Class A-1 Notes Balance	$179,907,662.96	$118,629,905.53
Class A-1 Notes Principal Factor	0.3253303	0.2145206
Class A-2 Notes Balance	$475,000,000.00	$475,000,000.00
Class A-2 Notes Principal Factor	1.0000000	1.0000000
Class A-3 Notes Balance	$640,000,000.00	$640,000,000.00
Class A-3 Notes Principal Factor	1.0000000	1.0000000
Class A-4 Notes Balance	$303,000,000.00	$303,000,000.00
Class A-4 Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$60,973,326.13	$60,973,326.13
Class B Certificates Principal Factor	1.0000000	1.0000000

Part V. Reserve Account

Per $1000 of
Original Principal

Beginning Reserve Account Balance	$24,883,214.84
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account	—	—
Releases from Reserve Account	919,166.37	30.156773

Ending Reserve Account Balance	$23,964,048.47

Reserve Account Floor	$15,239,799.95

Part VI. Carryover Shortfall
Per $1000 of
Original Principal

Noteholders’ Interest Carryover Shortfall	$—	—
Noteholders’ Principal Carryover Shortfall	$—	—
Certificateholders’ Interest Carryover Shortfall	$—	—
Certificateholders’ Principal Carryover Shortfall	$—	—

Part VII. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

August	$1,806,721,649.68	$220,690.59	0.146580
July	$1,879,075,628.87	$197,838.72	0.126342
June	$1,952,731,691.84	$192,817.22	0.118491
Three Month Average Loss Rate			0.130471

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

August	99,438	131	0.131740
July	100,893	117	0.115964
June	102,351	102	0.099657
Three Month Average Delinquency Rate			0.115787

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2004-1
August 2004

Part VIII. Prepayment Rate

Month	Prepayment Rate
%
1	0.35
2	1.03
3	0.87
4	0.99
5	0.97
6	1.03
7	0.95